Calculation of Filing Fee Tables
Post- Effective Amendment No. 1
Form S-8
(Form Type)

ProAssurance Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee rate	Amount of Registration Fee
Equity	Common Stock, par value $0.01 per share (1)	Other(1)	2,400,000	$14.79(1)	$35,496,000(1)	0.0001476	$5,239.21
	Total Offerings Amounts				$35,496,000		$5,239.21
	Total Fee Offsets						N/A
	Net Fee Due						$5,239.21

(1)    Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based upon the average of the high and low prices of the Common Stock as reported by the New York Stock Exchange on May 16, 2024, which date is within five business days prior to the filing of this Registration Statement.
(2)    Represents common stock, par value $0.01 per share ("Common Stock"), of ProAssurance Corporation, issuable pursuant to the ProAssurance Corporation 2024 Incentive Plan (the "Plan"). Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers, in addition to the number shown in the table above, an indeterminate number of interests in the Plan that constitute separate securities required to be registered under the Securities Act.